                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Maxim Integrated Products, Inc. of our report dated August 8, 2000, included in the 2000 Annual Report to Shareholders of Maxim Integrated Products, Inc.

Our audits also included the consolidated financial statement schedule of Maxim Integrated Products, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-88535, 33-57849, 33-72186, 33-54026, 33-44485,
33-37470, 33-37469, 33-34728, 33-34519, 33-25639 and 33-22147) pertaining to the 1996 Stock Incentive Plan, the 1993 Incentive Stock Option Plan, the 1983 Supplemental Nonemployee Stock Option Plan, the 1987 Supplemental Stock Option Plan, the 1987 Employee Stock Option Participation Plan, and the 1988 Nonemployee Director Stock Option Plan of our report dated August 8, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of Maxim Integrated Products, Inc.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        Ernst & Young LLP


San Jose, California
September 21, 2000